Exhibit 99.1

Press Contact:

Robert Minicucci, Warner Communications

Phone: (603) 488-5856

Mobile: (339) 206-1722

robert@warnerpr.com

Investor Inquiries:

Andrea Clegg, NightHawk Radiology Holdings, Inc.

(866) 402-4295

(208) 292-2818

aclegg@nighthawkrad.net

NightHawk Radiology Holdings, Inc. Announces Third Quarter 2008 Results

COEUR D’ALENE, Idaho, October 29, 2008—NightHawk Radiology Holdings, Inc. (Nasdaq: NHWK), the leading provider of radiology solutions to radiology groups and hospitals throughout the United States, today announced financial results for its third quarter ended September 30, 2008.

Third Quarter 2008 Highlights

•	Revenue was $43.4 million compared with $45.2 million in the year-ago quarter. Scan volume grew 1% to 792,000 scans while pricing declined 3%.

•	Revenue from new service offerings, including final reads and business services, was $8.9 million, or 20% of total revenue. Final reads revenue increased 34% to $4.9 million, or 11% of total revenue.

•

Adjusted net income was $6.2 million, or $0.21 per diluted share, compared with $8.0 million, or $0.26 per diluted share, in the year-ago quarter. Adjusted net income excludes non-cash charges for stock compensation, amortization of intangible assets and malpractice reserve adjustments. In addition, adjusted net income in the third quarter of 2008 also excludes a pre-tax restructuring charge of $0.7 million ($0.4 million after-tax) related to the closure of redundant facilities.

•

GAAP net income was $3.3 million, or $0.11 per diluted share, compared to $3.8 million, or $0.12 per diluted share, in the third quarter of 2007. A reconciliation of adjusted net income to GAAP net income is included in the tables attached to this press release.

•

Cash flow from operations increased 100% to a record $9.6 million, up from $4.8 million in the third quarter of 2007. Free cash flow was also a record $8.8 million during the quarter, up 144% from $3.6 million in the third quarter of 2007.

•	Cash and cash equivalents on-hand at September 30, 2008 totaled $55.2 million.

“Considering the modest sequential increase in scan volume and revenue, we were able to increase adjusted earnings sequentially by 13% through improved productivity and prudently focusing on our costs. Importantly, our overall financial position remains very strong with $55.2 million in cash on hand and record cash flow from operations of $9.6 million during the third quarter and $22.9 million for the first nine months of 2008. We also saw encouraging results from our initiatives focused on improving our customer service and sales execution.” said Dr. Paul Berger, Chairman and Chief Executive Officer.

2008 Outlook

Dr. Berger continued, “In light of the lower than expected volumes we are seeing and the highly uncertain economic outlook, we are revising our full-year outlook and now expect full-year revenues to be in the range of $165 to $168 million and adjusted earnings per share of $0.64 to $0.67. However, I am confident that the solutions and value we provide to our customers remain a solid proposition and position us well for future growth.”

Earnings Conference Call

The third quarter 2008 conference call will be held today, October 29, 2008 at 4:15 p.m. (ET). A live webcast of the conference call, as well as a replay, will be available online on the company’s corporate website at http://www.nighthawkrad.net. Participants can also access the call by dialing 800-257-2182 (or

303-262-2175 for international callers). A replay of the call will be available approximately two hours after the conclusion of the call and will remain available until midnight (EDT) on Thursday November 20, 2008. To access the replay, dial 800-405-2236 or 303-590-3000 (for international callers) and enter the conference ID number: 11121223.

About NightHawk

NightHawk Radiology (Nasdaq: NHWK), headquartered in Coeur d’Alene, Idaho, is leading the transformation of the practice of radiology by providing high-quality, cost-effective solutions to radiology groups and hospitals throughout the United States. NightHawk provides the most complete suite of solutions, including professional services, business services, and its advanced, proprietary clinical workflow technology, all designed to increase efficiencies and improve the quality of patient care and the lives of physicians who provide it. NightHawk’s team of U.S. board-certified, state-licensed, and hospital-privileged physicians located in the United States, Australia, and Switzerland, provides services 24 hours a day, seven days a week, to approximately 1,500 sites, representing approximately 26% of all hospitals in the United States. For more information, visit http://www.nighthawkrad.net.

Forward Looking Statements

This press release contains statements that are forward-looking statements as defined within the Private Securities Litigation Reform Act of 1995. These include statements regarding the company’s outlook on its full-year revenue and adjusted earnings per share and its outlook for future growth opportunities. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from the statements made, including the risks associated with general economic conditions, competitive conditions in the radiology industry, and regulatory risks. Other factors that could cause operating and financial results to differ are described in the company’s prospectus and periodic reports filed with the Securities and Exchange Commission (SEC). Other risks may be detailed from time to time in reports to be filed with the SEC. NightHawk does not undertake any obligation to publicly update its forward- looking statements based on events or circumstances after the date hereof.

Presentation of Non-GAAP Financial Information

The presentation of adjusted net income and adjusted earnings per diluted share are not measures of financial performance under GAAP and should not be considered a substitute for or superior to GAAP. Management believes these non-GAAP financial measures provide useful information to both management and investors by excluding certain expenses that may not be indicative of our core results and provide consistency in financial reporting. Specifically, the company’s non-GAAP adjusted net income measure, and related adjusted earnings per diluted share, described in this release exclude (i) the non-cash charges related to our stock-based compensation, (ii) the non-cash expense associated with the amortization of intangibles associated with acquisitions, and (iii) the non-cash expense associated with changes to our IBNR reserve (incurred but not reported medical liability reserves), and (iv) restructuring charges related to facilities closures. We exclude the non-cash charges related to our stock-based compensation due to the varying valuation methodologies, subjective assumptions and the variety of types of awards that companies can use when applying FAS 123R along with the fact that a substantial portion of our outstanding options and restricted stock units are held by our independent contractor physicians and require accounting treatment that differs from the accounting treatment for options and restricted stock units held by employees.

The company provides non-GAAP adjusted net income and related adjusted earnings per diluted share as financial measures because management believes these measures provide greater transparency with respect to information used by management in its financial and operational decision making and to enhance investors’ overall understanding of our current financial performance and our future prospects. For reconciliation of our non-GAAP financial measures to the most applicable GAAP financial measure, please refer to the information included in the attached tables of this press release and in the Investor Room section of our corporate website.

“NHWKF”

NIGHTHAWK RADIOLOGY HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS (unaudited)

	September 30, 2008	December 31, 2007
	(in thousands, except per share amts)
ASSETS

Current assets:
Cash and cash equivalents	$55,239	$31,956
Marketable securities	—	30,625
Trade accounts receivable, net	26,399	25,665
Deferred income taxes	615	655
Prepaids and other current assets	2,826	2,812

Total current assets	85,079	91,713

Property and equipment, net	11,018	10,555
Goodwill	68,839	68,601
Intangible assets, net	81,485	87,133
Deferred income taxes	2,022	1,251
Other assets, net	3,724	4,213

Total	$252,167	$263,466

LIABILITIES

Current liabilities:
Accounts payable	$6,063	$6,071
Accrued expenses and other liabilities	4,245	12,881
Accrued payroll and related benefits	2,830	4,570
Long-term debt, due within one year	1,000	1,000

Total current liabilities	14,138	24,522

Insurance reserve	4,037	3,038
Long-term debt	97,750	98,500
Other liabilities	3,007	2,717

Total liabilities	118,932	128,777

STOCKHOLDERS’ EQUITY

Common stock-150,000,000 shares authorized; $.001 par value; 28,605,767 and 30,312,322 shares issued and outstanding at September 30, 2008 and December 31, 2007, respectively	29	30
Additional paid-in capital	241,007	249,274
Retained earnings (deficit)	(106,173)	(112,957)
Accumulated other comprehensive income (deficit)	(1,628)	(1,658)

Total stockholders’ equity	133,235	134,689

Total	$252,167	$263,466

NIGHTHAWK RADIOLOGY HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2008	2007	2008	2007
	(in thousands, except per share amts)		(in thousands, except per share amts)
Service revenue	$43,441	$45,151	$127,887	$108,956

Operating costs and expenses:
Professional services (includes non-cash compensation expense of $537, $1,536, $1,513 and $3,567)	18,340	19,069	53,243	46,844
Sales, general, and administrative (includes non-cash compensation expense of $1,361, $3,160, $5,549 and $5,843)	15,367	15,754	50,002	36,861
Depreciation and amortization	2,829	2,608	8,585	5,251

Total operating costs and expenses	36,536	37,431	111,830	88,956

Operating income	6,905	7,720	16,057	20,000
Other income (expense):
Interest expense	(2,090)	(2,389)	(6,466)	(3,665)
Interest income	307	746	1,210	2,468
Other, net	114	(27)	102	(59)

Total other income (expense)	(1,669)	(1,670)	(5,154)	(1,256)

Income before income taxes	5,236	6,050	10,903	18,744

Income tax expense	1,953	2,262	4,119	7,111

Net income	$3,283	$3,788	$6,784	$11,633

Earnings per common share:
Basic	$0.11	$0.13	$0.23	$0.39
Diluted	$0.11	$0.12	$0.22	$0.38
Weighted averages of common shares outstanding:
Basic	28,573,349	30,111,156	29,810,161	30,023,122
Diluted	29,733,210	31,170,449	30,852,398	31,012,036

NIGHTHAWK RADIOLOGY HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2008	2007	2008	2007
	(in thousands, except per share amts)		(in thousands, except per share amts)
Cash flows from operating activities:
Net income	$3,283	$3,788	$6,784	$11,633
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	2,829	2,608	8,585	5,251
Accretion of discounts (premiums) on marketable securities	—	(69)	(21)	(285)
Amortization of debt issuance costs	162	163	486	234
Loss (gain) on disposal of fixed assets and other, net	238	—	582	(23)
Deferred income taxes	(563)	(2,767)	(574)	(4,795)
Non-cash stock compensation expense	1,898	4,696	7,062	9,410
Excess tax benefit from exercise of stock options	4	(985)	(234)	(1,325)
Provision for doubtful accounts	270	211	469	347
Changes in operating assets and liabilities (excluding effects of acquisitions):
Trade accounts receivable, net	(117)	(4,167)	(1,272)	(7,573)
Prepaid expenses and other assets	1,495	442	(11)	(95)
Accounts payable	(516)	672	99	2,983
Accrued expenses and other liabilities	1,353	(365)	756	352
Accrued payroll and related benefits	(725)	571	219	1,343

Net cash provided by operating activities	9,611	4,798	22,930	17,457

Cash flows from investing activities:
Purchase of marketable securities	—	(10,621)	(26,390)	(26,491)
Proceeds from maturities of marketable securities	—	6,950	33,755	36,128
Proceeds from the sale of marketable securities	10,000	—	23,302	—
Purchase of property and equipment	(817)	(1,124)	(4,112)	(3,499)
Cash and cash equivalents from acquisitions, net	—	252	—	339
Cash paid for acquisitions	(1,150)	(63,242)	(7,650)	(125,736)

Net cash provided by (used in) investing activities	8,033	(67,785)	18,905	(119,259)

Cash flows from financing activities:
Repayment of debt	(250)	(250)	(750)	(11,116)
Proceeds from exercise of stock options	156	629	556	962
Excess tax benefit from exercise of stock options	(4)	985	234	1,325
Purchase of common stock shares	(552)	—	(18,592)	—
Proceeds from debt	—	47,000	—	100,000
Payment on line of credit	—	—	—	(1,679)
Debt issuance costs paid	—	(2,652)	—	(4,479)

Net cash (used in) provided by financing activities	(650)	45,712	(18,552)	85,013

Net increase in cash and cash equivalents	16,994	(17,275)	23,283	(16,789)
Cash and cash equivalents—beginning of period	38,245	46,987	31,956	46,501

Cash and cash equivalents—end of period	$55,239	$29,712	$55,239	$29,712

NIGHTHAWK RADIOLOGY HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)

RECONCILIATION BETWEEN GAAP AND ADJUSTED NET INCOME

	Three Months Ended
	September 30, 2008			September 30, 2007
	(in thousands, except per share amts)			(in thousands, except per share amts)
	GAAP	Adjustments	As Adjusted	GAAP	Adjustments	As Adjusted
Service revenue	$43,441		$43,441	$45,151		$45,151

Operating costs and expenses:
Professional services (1)	18,340	(839)	17,501	$19,069	(1,990)	17,079
Sales, general, and administrative (2)	15,367	(2,064)	13,303	15,754	(3,160)	12,594
Depreciation and amortization (3)	2,829	(1,883)	946	2,608	(1,740)	868

Total operating costs and expenses	36,536	(4,786)	31,750	37,431	(6,890)	30,541

Operating income	6,905	4,786	11,691	7,720	6,890	14,610

Other income (expense):
Interest expense	(2,090)		(2,090)	(2,389)		(2,389)
Interest income	307		307	746		746
Other, net	114		114	(27)		(27)

Total other income (expense)	(1,669)		(1,669)	(1,670)		(1,670)

Income before income taxes	5,236	4,786	10,022	6,050	6,890	12,940

Income tax expense (4)	1,953	1,855	3,808	2,262	2,687	4,949

Net income	$3,283	$2,931	$6,214	$3,788	$4,203	$7,991

Earnings per share:
Basic	$0.11		$0.22	$0.13		$0.27
Diluted	$0.11		$0.21	$0.12		$0.26
Weighted average shares outstanding:
Basic	28,573,349		28,573,349	30,111,156		30,111,156
Diluted	29,733,210		29,733,210	31,170,449		31,170,449

(1)	Adjustments to the 2008 GAAP amounts represent $537 of non-cash stock compensation expense and $302 of non-cash malpractice reserve changes. The 2007 adjustments to GAAP amounts represent $1,536 of non-cash stock compensation expense and $454 of non-cash malpractice reserve changes.
(2)	Adjustments to the 2008 GAAP amounts represent $1,361 of non-cash stock compensation expense and $703 of restructuring charges. The 2007 adjustments to GAAP amounts represent $3,160 of non-cash stock compensation expense.
(3)	Adjustment to GAAP amounts represents non-cash amortization of intangible assets
(4)	Represents the tax effect on the adjustments to GAAP.

NIGHTHAWK RADIOLOGY HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)

RECONCILIATION BETWEEN GAAP AND ADJUSTED NET INCOME

	Nine Months Ended
	September 30, 2008			September 30, 2007
	(in thousands, except per share amts)			(in thousands, except per share amts)
	GAAP	Adjustments	As Adjusted	GAAP	Adjustments	As Adjusted
Service revenue	$127,887		$127,887	$108,956		$108,956

Operating costs and expenses:
Professional services (1)	53,243	(2,512)	50,731	$46,844	(5,016)	41,828
Sales, general, and administrative (2)	50,002	(6,731)	43,271	36,861	(5,843)	31,018
Depreciation and amortization (3)	8,585	(5,645)	2,940	5,251	(3,219)	2,032

Total operating costs and expenses	111,830	(14,888)	96,942	88,956	(14,078)	74,878

Operating income	16,057	14,888	30,945	20,000	14,078	34,078

Other income (expense):
Interest expense	(6,466)		(6,466)	(3,665)		(3,665)
Interest income	1,210		1,210	2,468		2,468
Other, net	102		102	(59)		(59)

Total other income (expense)	(5,154)		(5,154)	(1,256)		(1,256)

Income before income taxes	10,903	14,888	25,791	18,744	14,078	32,822

Income tax expense (4)	4,119	5,697	9,816	7,111	5,490	12,601

Net income	$6,784	$9,191	$15,975	$11,633	$8,588	$20,221

Earnings per share:
Basic	$0.23		$0.54	$0.39		$0.67
Diluted	$0.22		$0.52	$0.38		$0.65
Weighted average shares outstanding:
Basic	29,810,161		29,810,161	30,023,122		30,023,122
Diluted	30,852,398		30,852,398	31,012,036		31,012,036

(1)	Adjustments to the 2008 GAAP amounts represent $1,513 of non-cash stock compensation expense and $999 of non-cash malpractice reserve changes. The 2007 adjustments to GAAP amounts represent $3,567 of non-cash stock compensation expense and $1,449 of non-cash malpractice reserve changes.
(2)	Adjustments to the 2008 GAAP amounts represent $5,549 of non-cash stock compensation expense, $703 of restructuring charges, $164 of employee severance expenses and $315 of non-cash fixed asset charges. The 2007 adjustments to GAAP amounts represent $5,843 of non-cash stock compensation expense.
(3)	Adjustment to GAAP amounts represents non-cash amortization of intangible assets
(4)	Represents the tax effect on the adjustments to GAAP.

NIGHTHAWK RADIOLOGY HOLDINGS, INC. AND SUBSIDIARIES

HISTORICAL VOLUMES

			Growth Rates		Acquisition Contribution - First 12 months
Quarter	Year	Total Volumes	Sequential	Year over Year	DayHawk	ATN	TDS	Radlinx	ERS
Q1	2004	120,554	36%	210%	—	—	—	—	—
Q2	2004	152,640	27%	178%	—	—	—	—	—
Q3	2004	182,737	20%	133%	—	—	—	—	—
Q4	2004	193,883	6%	119%	8,316	—	—	—	—

FY	2004	649,814	149%	149%

Q1	2005	222,341	15%	84%	15,850	—	—	—	—
Q2	2005	266,023	20%	74%	17,355	—	—	—	—
Q3	2005	298,759	12%	63%	18,905	—	—	—	—
Q4	2005	328,815	10%	70%	8,480	29,640	—	—	—

FY	2005	1,115,938	72%	72%

Q1	2006	364,155	11%	64%	—	32,130	—	—	—
Q2	2006	417,269	15%	57%	—	32,622	—	—	—
Q3	2006	463,028	11%	55%	—	32,086	—	—	—
Q4	2006	448,084	(3)%	36%	—	—	—	—	—

FY	2006	1,692,536	52%	52%

Q1	2007	484,477	8%	33%	—	—	27,089	—	—
Q2	2007	731,418	51%	75%	—	—	51,095	137,611	—
Q3	2007	787,673	8%	70%	—	—	52,708	143,339	—
Q4	2007	730,992	(7)%	63%	—	—	51,644	124,394	—

FY	2007	2,734,560	62%	62%

Q1	2008	745,075	2%	54%	—	—	23,147	117,693	17,457
Q2	2008	780,108	5%	7%	—	—	—	4,817	26,010
Q3	2008	791,613	1%	1%	—	—	—	—	23,655